Exhibit 99.5

Amendment To The 10% PIK-Election Convertible Note due 2023

The undersigned, the holder of the amount of 10% PIK-Election Convertible Note due 2023 (“Series 2023 Notes”) indicated below that were issued by Applied Minerals, Inc., hereby consents to the amendment of Section 9(b)(i) of the Series 2023 Notes which currently provides as follows:

(i) Indebtedness. Create, incur, assume or suffer to exist any indebtedness in excess of a principal amount at any time outstanding not to exceed $15 million, such amount excluding (A) mortgages to finance new facilities or equipment, (B) the Series 2023 Notes, including PIK Notes issued as interest, (C) goods or services purchased on credit, and (D) indebtedness by its terms junior to the Series 2023 Notes.

to provide for the insertion in clause (B) of the 10% PIK-Election Convertible Notes to be issued in November, 2014 (referred to in such Notes and in this sentence as the “Series A Notes”) and Series A Notes issued as interest as follows:

(ii) Indebtedness. Create, incur, assume or suffer to exist any indebtedness in excess of a principal amount at any time outstanding not to exceed $15 million, such amount excluding (A) mortgages to finance new facilities or equipment, (B) the Series 2023 Notes, including PIK Notes issued as interest and 10% PIK-Election Convertible Notes to be issued in November, 2014 (“Series A Notes”) and Series A Notes issued as interest, (C) goods or services purchased on credit, and (D) indebtedness by its terms junior to the Series 2023 Notes.

Berylson Master Fund LP	Principal amount of 10%
PIK-Election Convertible Notes due
/s/ James Berylson	2023

By: James Berylson	$4,000,000

Title Managing Member, Berylson Capital Partners GP LLC, its General Partner

Date: November 3, 2014

Holder of the 10% PIK-Election Convertible Notes due 2023
___________________________	Principal amount of 10%
PIK-Election Convertible Notes due
2023

By: _______________________	$______________________

Title (if
Applicable) _________________

Date: ______________________

Holder of the 10% PIK-Election Convertible Notes due 2023

___________________________	Principal amount of 10%
PIK-Election Convertible Notes due
2023

By: _______________________	$______________________

Title (if
Applicable) _________________

Date: ______________________